As filed with the Securities and Exchange Commission on November 2, 2016
Registration No. 333-206170
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Post-Effective Amendment No. 1 to Registration No. 333-206170

to

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________
TESORO LOGISTICS LP
(Exact name of Registrant as Specified in Its Charter)

Delaware	27‑4151603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

_________________________
19100 Ridgewood Pkwy
San Antonio, Texas 78259-1828
(Address, including Zip Code, of Registrant's Principal Executive Offices)
_________________________
Amended and Restated QEP Midstream Partners, LP 2013 Long-Term Incentive Plan
(Full Title of Plan)
_________________________

Kim K. W. Rucker
Executive Vice President and General Counsel
19100 Ridgewood Pkwy
San Antonio, Texas 78259-1828
(210) 626-6000
(Name, address, zip code, and telephone number,
including area code, of agent for service)

_________________________

With a copy to: Sean Feller, Esq. Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT
This Post-Effective Amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”), of Tesoro Logistics LP, a Delaware limited partnership (the “Registrant” or “Company”): the Registration Statement on Form S-8, (No. 333-206170) that pertains to the registration of common units representing limited partner interests of the Registrant (the “Common Units”) under the QEP Midstream Partners, LP 2013 Long-Term Incentive Plan (the “QEPM Plan”), and was filed with the Securities and Exchange Commission on August 6, 2015.
The Company registered the Common Units issuable to eligible participants under the QEPM Plan pursuant to the Registration Statement. In connection with the termination of the QEPM Plan effective July 20, 2016, this Post Effective Amendment is being filed to terminate all offerings of securities pursuant to the foregoing Registration Statement on Form S-8 and withdraw from registration all securities registered but unsold thereunder.
As no securities are being registered herein, the sole purpose of this filing being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Tesoro Logistics LP, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on November 2, 2016.

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC its General Partner
By:	\S\ PHILLIP M. ANDERSON Name:Phillip M. Anderson Title:President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
\S\ GREGORY J. GOFF Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 2, 2016
\S\ STEVEN M. STERIN Steven M. Sterin	Director, Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 2, 2016
\S\ PHILLIP M. ANDERSON Phillip M. Anderson	Director and President	November 2, 2016
_________*________________ Raymond J. Bromark	Director	November 2, 2016
_________*________________ Robert W. Goldman	Director	November 2, 2016
_________*________________ James H. Lamanna	Director	November 2, 2016
_________*________________ Thomas C. O’Connor	Director	November 2, 2016

_________*________________ Michael E. Wiley	Director	November 2, 2016

*By:	\S\ STEVEN M. STERIN Name:Steven M. Sterin Title:Attorney-in-fact